                                                                    EXHIBIT 3.56

                           ARTICLES OF INCORPORATION

                                      OF

                           PARKERSBURG WILSONS, INC.


     The undersigned, acting as incorporators of a corporation under Section 27,
Article 1, Chapter 31 of the Code of West Virginia adopts the following Articles of Incorporation for such corporation,

FILED IN DUPLICATE:
------------------

     I. The undersigned agree to become a corporation by the name of PARKERSBURG WILSONS, INC.

     II. The address of the principal office of said corporation will be located at 1101 Union Building, in the City of Charleston, in the County of Kanawha, State of West Virginia 25301.

     III. The purpose or purposes for which this corporation is formed are as follows:

          To do any lawful business, and to buy, sell and generally deal in and with (at wholesale, retail or both) men's, women's and children's clothing, shoes, jewelry, belts, pocketbooks, and other accessories and wearing apparel of every kind and description.

     IV.  Provisions granting preemptive rights are: None.

     V. Provisions for the regulation of the internal affairs of the corporation are: None.

     VI. The amount of the total authorized shares of stock of said corporation shall be one hundred (100) shares, all of which are without par value.

     VII. The full names and addresses of the incorporators, including street and street number, if any, and the city, town, or village, including ZIP number, and if a stock corporation, the number of shares subscribed for by each:

     Name                         Address                             No. of Shares
     John S. Hoenigmann      70 Pine Street                               4
                             New York, NY  10270

     Leif A. Tonnessen       70 Pine Street                               3
                             New York, NY  10270

     Paul Allersmeyer        70 Pine Street                               3

                             New York, NY  10270

     VIII. The existence of this corporation is to be perpetual.

     IX. The name and address of the appointed person to whom notice or process may be sent is the United States Corporation Company, 1101
           Union Building, Charleston, West Virginia.

     X. The number of directors constituting the initial Board of Directors of the corporation is five (5) and the names and addresses of the persons who are to serve as directors until the first annual meeting of shareholders or until their successors are elected and shall qualify are as follows:

     Jeffrey P. Wilson        11840 Olympic Boulevard, Los Angeles, Ca. 90062
     J. Anthony Wilson        11840 Olympic Boulevard, Los Angeles, Ca. 90062
     Richard T. O'Connell,Jr. 3000 Westchester Ave., Harrison, NY  10528
     Arthur V. Richards       3000 Westchester Ave., Harrison, NY  10528
     William C. Kingsford     3000 Westchester Ave., Harrison, NY  10528

     WE, THE UNDERSIGNED, for the purpose of forming a corporation under the laws of the State of West Virginia, do make and file this Articles of Incorporation, and we have accordingly hereunto set our respective hands this 1st day of July, 1982.


                                      /s/ John S. Hoenigmann
                                      --------------------------------------
                                      John S. Hoenigmann


                                      /s/ Leif A. Tonnessen
                                      --------------------------------------
                                      Leif A. Tonnessen


                                      /s/ Paul Allersmeyer
                                      --------------------------------------
                                      Paul Allersmeyer

Articles of Incorporation
Prepared By:

Ann Patalano
70 Pine Street
New York, N.Y.  10270

STATE OF NEW YORK  )
                   )  SS:
COUNTY OF NEW YORK )

     I, Ann Patalano, a Notary Public, in and for the County and State aforesaid, hereby certify that John S. Hoenigmann, Leif A. Tonnessen and Paul Allersmeyer, whose names are signed to the foregoing Articles of Incorporation, bearing date, 1st day of July, 1982, this day personally appeared before me in my said County and severally acknowledged their signatures to be the same.

     Given under my hand and the official seal this 1st day of July, 1982.



                                              /s/ Ann Patalano
                                              ------------------------------
                                              Notary Public

                              ARTICLES OF MERGER
                                      OF
                      HUNTINGTON-WEST VA., WILSONS, INC.
                                 WITH AND INTO
                           PARKERSBURG WILSONS, INC.


To the Secretary of State
State of West Virginia

     Pursuant to the provisions of the West Virginia Corporation Act, the domestic business corporations herein named do hereby submit the following Articles of Merger.

     1. Annexed hereto as Exhibit A and made a part hereof is the Plan of Merger (the "Plan") for merging HUNTINGTON-WEST VA., WILSONS, INC., a West Virginia corporation (the "Terminating Corporation"), with and into PARKERSBURG WILSONS, INC., a West Virginia corporation (the "Surviving Corporation"), as approved by resolution duly adopted by the Board of Directors of the Terminating Corporation and by resolution duly adopted by the Board of Directors of the Surviving Corporation.

     2. The Terminating Corporation presently has, and at the time of shareholder approval of the Plan had, 100 shares of capital stock outstanding, all of which are of one class.

     3. The sole shareholder of the Terminating Corporation duly approved and adopted the Plan by written consent without a meeting.

     4. The Surviving Corporation presently has, and at the time of shareholder approval of the Plan had, 100 shares of capital stock outstanding, all of which are of one class.

     5. The sole shareholder of the Surviving Corporation duly approved and adopted the Plan by written consent without a meeting.

     IN WITNESS WHEREOF, we have subscribed this document on the date set forth below and do hereby affirm, under the penalties of perjury, that the statements contained herein have been examined by us and are true and correct.

Executed on July 19, 1996

                              HUNTINGTON-WEST VA., WILSONS, INC.



                              By:  /s/ David L. Rogers
                                   ---------------------------------
                              Name:     David L. Rogers
                              Capacity: President


                              by:  /s/ Jonathan G. Halper
                                   ---------------------------------
                              Name:     Jonathan G. Halper
                              Capacity: Secretary


                              PARKERSBURG WILSONS, INC.,


                              By:  /s/ David L. Rogers
                                   ---------------------------------
                              Name:     David L. Rogers
                              Capacity: President



                              By:  /s/ Jonathan G. Halper
                                   ---------------------------------
                              Name:     Jonathan G. Halper
                              Capacity: Secretary

STATE OF MINNESOTA  )
                    ) SS:
COUNTY OF HENNEPIN  )


     I, a notary of said county, do certify that David L. Rogers and Jonathan G. Halper, who signed the writing above bearing date the 19th day of July, 1996, for HUNTINGTON-WEST VA., WILSONS, INC., have this day in my said county, before me, acknowledged the said writing to be the act and deed of said corporation.

     Given under my hand and official seal this 19th day of July, 1996.



                                 /s/ Amy M. Greene
                                 -----------------------------------
                                 Notary Public
                                 My commission expires: 1/31/00



STATE OF MINNESOTA )
                   ) SS:
COUNTY OF HENNEPIN )


     I, a notary of said county, do certify that David L. Rogers and Jonathan G. Halper, who signed the writing above bearing date the 19th day of July, 1996, for PARKERSBURG WILSONS, INC., have this day in my said county, before me, acknowledged the said writing to be the act and deed of said corporation.

     Given under my hand and official seal this 19th day of July, 1996.



                                 /s/ Amy M. Greene
                                 -----------------------------------
                                 Notary Public
                                 My commission expires:  1/31/00

                                                                       EXHIBIT A

                                 PLAN OF MERGER


     HUNTINGTON-WEST VA., WILSONS, INC., a West Virginia corporation (the "Terminating Corporation"), and PARKERSBURG WILSONS, INC., a West Virginia corporation ("Parkersburg"), shall merge into a single corporation pursuant to the West Virginia Business Corporation Act upon the following terms and conditions:

     (1) The merger of the Terminating Corporation into Parkersburg (the "Merger") shall be effective at the time a Certificate of Merger relating to the Merger is issued by the West Virginia Secretary of State, and Parkersburg shall be the surviving corporation following the Merger (the "Surviving Corporation").

     (2) Upon the effectiveness of the Merger, all of the outstanding shares of capital stock of the Terminating Corporation shall be canceled, no shares of the Surviving Corporation, cash or other consideration shall be issued in exchange therefor or upon cancellation thereof, and each share of capital stock of Parkersburg shall remain outstanding as capital stock of the Surviving Corporation and shall not be converted or exchanged or in any way modified as a result of the Merger.

     (3) Upon the effectiveness of the Merger, the corporate existence of the Terminating Corporation shall cease, and the corporate existence of Parkersburg, as the Surviving Corporation, shall continue under, and shall be governed by, the laws of the State of West Virginia.

     (4) The Articles of Incorporation and By-Laws of Parkersburg in effect immediately prior to the effectiveness of the Merger, by virtue of the Merger and without further action by the shareholders or directors of the Terminating Corporation or Parkersburg, shall continue as, and shall be deemed to be, the Articles of Incorporation and By-Laws of the Surviving Corporation until amended in accordance with the laws of the State of West Virginia, except that, upon the effectiveness of the Merger, Article I of said Articles of Incorporation shall be deemed to be amended to read in its entirety as follows:

     "I. The name of this corporation shall be Wilsons Leather of West Virginia Inc."

     (5) The directors of Parkersburg immediately prior to the effectiveness of the Merger shall be the directors of the Surviving Corporation, subject to the applicable provisions of the By-Laws of the Surviving Corporation, until the expiration of the respective terms of such directors for which they were elected and until their respective successors are elected and have qualified or as otherwise provided in the By-Laws of the Surviving Corporation. The officers of Parkersburg immediately prior to the effectiveness of the Merger shall be the officers of the Surviving Corporation until their respective successors are chosen and have qualified or as otherwise provided in the By-Laws of the Surviving Corporation.